Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2011 Equity Incentive Plan of Sunesis Pharmaceuticals, Inc., of our reports dated March 11, 2016 with respect to the consolidated financial statements of Sunesis Pharmaceuticals, Inc., and the effectiveness of internal control over financial reporting of Sunesis Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

Redwood City, California

March 11, 2016